Bermuda Office

Appleby (Bermuda) Limited

Canon’s Court

22 Victoria Street

PO Box HM 1179

Hamilton HM EX

Bermuda

Tel +1 441 295 2244

Appleby (Bermuda) Limited (the Legal Practice) is a company limited by shares incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. “Partner” is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.

Exhibit 5.2

Aegon Ltd.

World Trade Center

Schiphol Boulevard 223

1118 BH Schiphol

The Netherlands

Email BAdderley@applebyglobal.com

Direct Dial +1 441 298 3243 / Ext. 6163

Tel +1 441 295 2244

Appleby Ref: 207501.0012/BA/JLW

15 May 2025

Dear Sirs/Madams

Registration Statement on Form F-3

We have acted as special legal counsel in Bermuda to Aegon Ltd., a company originally incorporated under the laws of the Netherlands (Netherlands) and which has continued into and under the laws of Luxembourg (Luxembourg) as Aegon S.A. (Company) and then subsequently continued into Bermuda as Aegon Ltd., a Bermuda exempted company (Continuance) pursuant to Section 132C of the Companies Act 1981 of Bermuda (Companies Act), and the filing with the Securities and Exchange Commission (Commission) of a registration statement on Form F-3 (Registration Statement), which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto by the Company and AEGON Funding Company LLC, a Delaware limited liability company (AFC) under the Securities Act of 1933, as amended (Securities Act) and the rules and regulations promulgated thereunder. We refer, in particular, to the:

(i)	common shares of par value EUR0.12 each in the share capital of the Company (Shares);

(ii)	debt securities of the Company or AFC, which, if issued by AFC, will be guaranteed by Aegon (Debt Securities);

(iii)	guarantees of Aegon or AFC;

(iv)	warrants of Aegon or AFC;

(v)	purchase contracts of Aegon or AFC; and

(vi)	units;

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(each, a Security and collectively, the Securities) being registered under the Securities Act pursuant to the Registration Statement. There will be registered under the Registration Statement an indeterminate number and amount of Securities at an indeterminate aggregate offering price. Except as otherwise defined herein, capitalised terms are used as defined in the Registration Statement or as defined in the Schedule to this opinion.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (Documents) together with such other documentation as we have considered requisite to this opinion.

1.	ASSUMPTIONS

In stating our opinion we have assumed:

1.1	the genuineness of all signatures on the Documents;

1.2

the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

1.3	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

1.4	the authority, capacity and power of each of the persons signing the Documents;

1.5

that the Documents (other than the Indenture) were at their date, and remain accurate and in full force and effect and that the Indenture has remained in existence and in full force and effect in the form we have examined for the purposes of this opinion;

1.6	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

1.7

that the Securities, other than the Shares, and the Documents will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of New York by which they are expressed to be governed;

1.8

that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions adopted by all the Directors of the Company as unanimous written resolutions of the Board of Directors of the Company and that there is no matter affecting the authority of the Directors to file the Registration Statement, which would have any adverse implication in relation to the opinions expressed herein;

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1.9

that each Director of the Company, when the Board of Directors of the Company passed or adopted the Resolutions discharged his or her fiduciary duty owed to the Company and acted honestly and in good faith with a view to the best interests of the Company;

1.10	that the Registration Statement has been signed on behalf of the Company by the persons indicated on the signature pages of the Registration Statement;

1.11

that (a) each party to the Indenture other than the Company has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Indenture, and that (b) the Indenture has been duly authorised, executed and delivered by or on behalf of the parties thereto other than Aegon;

1.12

that there are no matters of fact or law (other than matters of Bermuda law) affecting the Securities, or the Indenture or any power of attorney issued by the Company which would affect the opinions expressed herein.

2.	OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company has been duly registered by way of continuance under Section 132C of the Companies Act as an exempted company and is validly existing under the laws of Bermuda;

2.2

the Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations (as applicable) under the Indenture and the Securities to which it is a party and to take all action as may be necessary to complete the transactions contemplated thereby;

2.3

all necessary action required to be taken by the Company pursuant to Bermuda law has been taken by or on behalf of the Company to authorise the filing of the Registration Statement with the United States Securities and Exchange Commission;

2.4

when the Securities (other than the Shares), if issued by the Company, have been signed on behalf of the Company by any person duly authorised by the Company for such purpose pursuant to the Resolutions they will have been duly executed by the Company; and

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2.5	when duly issued and paid for the Shares will be validly issued, fully paid, non-assessable shares of the Company.

3.	RESERVATIONS

We have the following reservations:

3.1

We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

3.2

Under the Companies Act, the register of members of a Bermuda exempted company is deemed prima facie evidence of any matters which the Companies Act directs or authorises to be set out therein and, in particular, a third-party interest in the Shares would not appear in such register.

4.	DISCLOSURE

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise relied on for any other purpose. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company and to the references to Appleby (Bermuda) Limited’s name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. As Bermuda attorneys we are not qualified to opine on matters of law in any jurisdiction other than Bermuda. As such, in giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

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SCHEDULE 1

1.	A certified copy of the Certificate of Continuance dated 30 September 2023 and issued by the Registrar of Companies in respect of the Company.

2.	A scanned copy of the Registration Statement.

3.

A scanned copy of the indenture dated 11 October 2001 between Aegon, AFC and The Bank of New York Mellon Trust Company, a national banking association (as successor trustee to Citibank, N.A. under the Agreement of Resignation, Appointment and Acceptance dated 21 August 2007 by and among Aegon, AFC, The Bank of New York Mellon Trust Company, N.A. and Citibank, N.A.) incorporated by reference into the Registration Statement as Exhibit 4.5. (Indenture).

4.	A form of guarantee to be endorsed on the Debt Securities as set out in the Indenture.

5.	A certified copy of the unanimous written resolutions of the Directors of the Company effective 14 May 2025 (Resolutions).

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